Exhibit 99.1

            Alliance Semiconductor Reports Financial Results for the
                    Second Quarter Ended September 30, 2003

    SANTA CLARA, Calif.--(BUSINESS WIRE)--Oct. 23, 2003--Alliance
Semiconductor Corporation (Nasdaq:ALSC) today reported financial results for the second fiscal quarter of 2004 ended September 30, 2003.

    Second Quarter Highlights


    -- Increased total revenue by 10% sequentially and 37% over the prior year's results

    -- Increased Analog and Mixed Signal revenues by 45% on a sequential basis and introduced 8 new products

    -- Maintained a leadership position in the high growth, low power/low voltage markets through design wins in the display markets with our 2.5-volt analog and mixed signal devices

    -- Secured 38 new customer qualifications for our Synchronous SRAM product family

    -- Achieved volume production with 9M and 18M Synchronous SRAM products, driving a 23% sequential increase in SRAM revenue

    -- Penetrated the rapidly growing VDSL modem market in Japan, Korea & Taiwan

    -- Engaged a Tier 1 customer with our Resilient Packet Ring (RPR) controller family

    -- Increased design wins for automotive, printing, telecommunications, networking and consumer audio applications


    The Company reported revenues of $5.6 million, compared to $5.1 million in the previous quarter and $4.1 million for the second quarter of 2003. Revenue from the non-memory business units represented approximately 35% of total revenue, compared to 32% in the previous quarter.
    The net loss for the second quarter was $4.5 million or ($0.13) per share, compared to a net loss of $13 million or ($0.37) per share for the previous quarter, and a net loss of $21.7 million or ($0.56) per share for the second quarter 2003.
    Operating expenses for the quarter were $11.0 million, compared to $10.6 million in the previous quarter and $11.1 million for the second quarter of fiscal 2003.
    "The growth in revenues this quarter was driven primarily from the Analog and Mixed Signal and the Memory business units, the most significant of which was derived from increased customer traction with major OEMs for our 9M and 18M Synchronous SRAM products," said N.D. Reddy, Alliance chairman, president and CEO. "During the quarter, Alliance further penetrated high growth markets such as the power management, notebook and automotive markets, with the introduction of several new products. These products are complementary to our existing product offerings and enable us to provide more comprehensive solutions to our customers."
    Mr. Reddy continued, "We anticipate the momentum in our Memory and Mixed Signal business units to continue into the next quarter with a more significant contribution from System Solutions in 2004. We are well positioned to increase our leadership in the market by being the premier provider of mixed signal, system solutions and high-value memory products."

    Business Outlook

    Alliance President and Chief Executive Officer, N.D. Reddy, and Chief Financial Officer, Ron Shelton will update the business outlook and give guidance for the second quarter of fiscal 2004 during the earnings conference call at 2:00 PT on October 23, 2003.

    Second Quarter 2004 Financial Results Web cast/Conference Call

    The Alliance management team will host a live web cast and conference call to discuss the second quarter financial results beginning at 2:00 P.M. (PT) on Thursday, October 23, 2003. Investors and other interested parties may participate in the call by dialing 888-343-7141 at least fifteen minutes prior to the call and enter pass code 21162801 or listen to the live web cast by visiting the investor relations section of the Alliance website at www.alsc.com.

    About Alliance:

    Alliance Semiconductor Corporation is a leading worldwide provider of memory, analog and mixed signal and systems solutions for networking, wireless, consumer and computing markets. Through these integrated business units, Alliance provides leading OEMs with synchronous and fast asynchronous SRAMs, high-speed chip-to-chip interconnects based on HyperTransport(TM) technology and analog and mixed signal products for Electromagnetic Interference (EMI) management. Alliance develops and manufactures its products through independent manufacturing foundries using advanced CMOS process technologies with line widths as narrow as 0.13-microns. Alliance, founded in 1985 and headquartered in Santa Clara, California, is traded on the NASDAQ Stock Market under the ALSC symbol and is included in the S&P 600 Index. Additional information is available on Alliance's Web site at: http://www.alsc.com.

    Forward-Looking Statements

    Except for historical information, the above statements of this press release are forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in the forward looking statements. These risks and uncertainties include such factors, among others, as further significant price erosion of the Company's products; continued significantly decreased demand and increased competitive environment for the Company's products; the Company's potential status as an Investment Act of 1940 reporting company; obsolescence of the Company's products; further accumulation of excess inventory or price erosion or obsolescence of existing inventory, any of which may result in charges against the Company's earnings; inability to timely ramp up production of and deliver new or enhanced products; inability to successfully recruit and retain qualified technical and other personnel; adverse developments in current or future litigation or administrative proceedings; further diminution in value of investments made by Alliance or by Alliance Venture Management, LLC; continued cancellation of orders in the Company's backlog and the risk factors listed in the Company's Form 10-K for the fiscal year ended March 30, 2003, which has been filed with the Securities and Exchange Commission, and which is available through the Company's home page, www.alsc.com. These forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or to reflect any change in events, conditions or circumstances on which any such forward-looking statement is based.



                  ALLIANCE SEMICONDUCTOR CORPORATION

                 CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)
                              (unaudited)

                                                September     March
                                                  2003         2003
                                               -----------  ---------
                    ASSETS

Current assets:

  Cash and cash equivalents                        $3,514      $8,642

  Short term investments                          199,247     148,711

  Accounts receivable, net                          2,749       2,058

  Inventory                                         5,573       2,862

  Other current assets                              4,189       5,154

                                               ------------ ----------
            Total current assets                  215,272     167,427

Property and equipment, net                         7,411       8,205


Investment in Tower Semiconductor Corporation      17,298      15,822
(excluding short term portion)

Alliance Ventures LP and other investments         39,401      38,319

Other non-current assets                           13,054      15,408

                                               ------------ ----------
            Total assets                         $292,436    $245,181
                                               ============ ==========


Current liabilities:

  Accounts payable                                 $5,070      $4,298

  Accrued liabilities                               5,275       5,053

  Income taxes payable                             15,750       4,520

  Deferred income taxes                            43,634      23,840

  Short term borrowings and current portion
   of long term obligations                        38,695      46,009

                                               ------------ ----------
             Total current liabilities            108,424      83,720

Long term liabilities:

  Long term obligations                               708       1,326

  Deferred income taxes                             1,627           0

                                               ------------ ----------
             Total liabilities                    110,759      85,046
                                               ------------ ----------

Minority interest in consolidated
 subsidiaries                                       1,026         915
                                               ------------ ----------

Stockholders' equity:

  Common stock                                        433         432

  Additional paid-in capital                      131,465     131,175

  Retained earnings                                 7,939      25,510

  Accumulated other comprehensive income           40,814       2,103

                                               ------------ ----------
              Total stockholders' equity          180,651     159,220
                                               ------------ ----------

                                                 $292,436    $245,181
                                               ============ ==========




                  ALLIANCE SEMICONDUCTOR CORPORATION

            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (in thousands, except per share data)


                                   (unaudited)         (unaudited)

                                Three Months Ended   Six Months Ended
                                  September 30,       September 30,
                                ------------------  ------------------
                                  2003      2002      2003      2002
                                -------- ---------  -------- ---------

Net revenues                     $5,561    $4,096   $10,635    $8,394

Cost of revenues                  4,218    15,061     7,463    30,075

                                -------- ---------  -------- ---------
Gross profit (loss)               1,343   (10,965)    3,172   (21,681)
                                -------- ---------  -------- ---------

Operating expenses:

      Research and development    6,472     6,109    13,071    10,624

      Selling, general and
       administrative             4,479     5,034     8,471     9,584
                                -------- ---------  -------- ---------

Total operating expenses         10,951    11,143    21,542    20,208
                                -------- ---------  -------- ---------

Loss from operations             (9,608)  (22,108)  (18,370)  (41,889)

Gain on investments               4,725     3,237     3,973    15,292

Writedown of marketable
 securities and venture
 investments                       (555)   (7,930)     (958)  (18,931)

Other expense, net               (2,028)   (2,639)   (2,939)   (3,429)
                                -------- ---------  -------- ---------

Loss before income taxes and
 equity in loss of investees     (7,466)  (29,440)  (18,294)  (48,957)

Benefit for income taxes         (5,784)   (9,430)   (5,962)  (15,600)
                                -------- ---------  -------- ---------

Loss before minority interest
 in consolidated subsidiaries
 and equity in loss of investees (1,682)  (20,010)  (12,332)  (33,357)

Minority interest in
 consolidated subsidiaries           93     1,330       571     1,858

Equity in loss of investees      (2,951)   (2,999)   (5,810)   (5,443)
                                -------- ---------  -------- ---------

Net loss                        ($4,540) ($21,679) ($17,571) ($36,942)
                                ======== =========  ======== =========

Net loss per share:

      Basic                      ($0.13)   ($0.56)   ($0.50)   ($0.94)
                                ======== =========  ======== =========

      Diluted                    ($0.13)   ($0.56)   ($0.50)   ($0.94)
                                ======== =========  ======== =========

Weighted average number of
 common shares:

      Basic                      35,033    38,657    35,011    39,269
                                ======== =========  ======== =========

      Diluted                    35,033    38,657    35,011    39,269
                                ======== =========  ======== =========


    CONTACT: Alliance Semiconductor Corporation
             Ron Shelton, 408-855-4958
             rshelton@alsc.com
                or
             Investor Contact:
             Shelton Investor Relations
             Stephanie Elwood, 972-239-5119, ext. 115 selwood@sheltongroup.com